Exhibit 99.1

        Bank of the Ozarks, Inc. Announces Record Third Quarter Earnings


     LITTLE ROCK, Ark.--(BUSINESS WIRE)--Oct. 12, 2005--Bank of the Ozarks, Inc. (NASDAQ:OZRK) today announced record earnings for the quarter ended September 30, 2005. Net income for the quarter was $8,071,000, a 21.4% increase over net income of $6,647,000 for the third quarter of 2004. Diluted earnings per share were $0.48 for the third quarter of 2005 compared to $0.40 for the third quarter of 2004, an increase of 20.0%.
     For the nine months ended September 30, 2005, net income totaled $23,106,000, a 22.4% increase over net income of $18,872,000 for the first nine months of 2004. Diluted earnings per share for the first nine months of 2005 were $1.38, compared to $1.14 for the comparable period in 2004, an increase of 21.1%.
     The Company's annualized returns on average assets and average stockholders' equity for the third quarter of 2005 were 1.65% and 22.62%, respectively, compared with 1.66% and 23.89%, respectively, for the third quarter of 2004. Annualized returns on average assets and average stockholders' equity for the nine months ended September 30, 2005 were 1.66% and 22.93%, respectively, compared with 1.68% and 23.98%, respectively, for the nine months ended September 30, 2004.
     Loans and leases were $1.33 billion at September 30, 2005 compared to $1.07 billion at September 30, 2004, an increase of 23.9%. Deposits were $1.49 billion at September 30, 2005 compared to $1.26 billion at September 30, 2004, an increase of 18.1%. Total assets were $2.02 billion at September 30, 2005, a 23.9% increase from $1.63 billion at September 30, 2004.
     Stockholders' equity was $143.1 million at September 30, 2005 compared to $115.2 million at September 30, 2004, an increase of 24.2%. Book value per share was $8.59 at September 30, 2005 compared to $7.01 at September 30, 2004, a 22.5% increase. The Company's ratio of common equity to assets was 7.08% as of September 30, 2005 compared to 7.07% as of September 30, 2004, and its ratio of tangible common equity to tangible assets was 6.79% as of September 30, 2005 compared to 6.68% as of September 30, 2004.
     In commenting on these results, George Gleason, Chairman and Chief Executive Officer, stated, "Record loan growth, excellent asset quality and a record efficiency ratio contributed to our favorable third quarter results and helped us achieve our 19th consecutive quarter of record net income and earnings per share. We have now reported record net income in 33 of the last 35 quarters. Total loans and leases grew a record $109 million in the quarter. Our September 30, 2005 ratios of nonperforming loans and leases, nonperforming assets and past due loans and leases were each the best we have reported in our eight years as a public company. Good revenue growth, combined with a focus on controlling overhead, resulted in a record efficiency ratio of 43.0% for the quarter."

     NET INTEREST INCOME

     Net interest income for the third quarter of 2005 increased 9.8% to $17,460,000 compared to $15,908,000 for the third quarter of 2004. The Company has now achieved 18 consecutive quarters of record net interest income. Net interest margin, on a fully taxable equivalent basis, was 4.19% in the quarter just ended compared to 4.47% in the third quarter of 2004, a decrease of 28 basis points. The Company's third quarter 2005 net interest margin of 4.19% reflected a decrease of three basis points from the second quarter's 4.22%.
     Net interest income for the nine months ended September 30, 2005 increased 13.9% to $50,731,000 compared with $44,548,000 for the nine months ended September 30, 2004. The Company's net interest margin for the first nine months of 2005 was 4.24%, a decrease of 22 basis points from 4.46% in the first nine months of 2004.
     The increase in the Company's net interest income in the third quarter and first nine months of 2005 is a result of growth in the Company's earning assets. A number of factors have contributed to the decline in the Company's net interest margin during 2005, including competitive pressures and the flattening yield curve between short and long term interest rates.

     NON-INTEREST INCOME

     Non-interest income for the third quarter of 2005 was $5,164,000 compared with $4,631,000 for the third quarter of 2004, an 11.5% increase. Non-interest income for the nine months ended September 30, 2005 was $14,448,000 compared to $13,828,000 for the nine months ended September 30, 2004, a 4.5% increase. The Company's third quarter 2005 income from service charges on deposit accounts was a record, increasing slightly from the previous record level set in the second quarter of 2005. Third quarter mortgage lending income improved from the level achieved in the comparable quarter of 2004 and the earlier quarters of 2005. This improvement was primarily a result of favorable housing market conditions.

     NON-INTEREST EXPENSE

     Non-interest expense for the third quarter of 2005 was $10,270,000 compared with $9,766,000 for the third quarter of 2004, an increase of 5.2%. The Company's efficiency ratio for the quarter ended September 30, 2005 improved to a record 43.0% compared to 46.1% for the third quarter of 2004. The Company has achieved a record efficiency ratio in each of the first three quarters of 2005.
     Non-interest expense for the first nine months of 2005 was $29,774,000 compared with $27,759,000 for the first nine months of 2004, an increase of 7.3%. The Company's efficiency ratio for the first nine months of 2005 was 43.6% compared to 46.1% for the first nine months of 2004.
     A number of factors contributed to the Company's growth in non-interest expense in the first nine months of 2005 compared to the first nine months of 2004, but the most significant was the Company's continued growth and expansion. From September 30, 2004 to September 30, 2005, the Company continued to pursue its growth and de novo branching strategy, resulting in the addition of seven new banking offices.
     The Company opened five new offices in the first half of 2005. In the third quarter, it completed an expansion of its Marshall, Arkansas office. In the fourth quarter of 2005, the Company expects to replace its initial temporary banking offices in Bentonville, Arkansas and Texarkana, Texas with permanent facilities and open its third Russellville, Arkansas banking office.

     ASSET QUALITY, CHARGE-OFFS AND RESERVES

     Nonperforming loans and leases as a percent of total loans and leases were 0.18% at September 30, 2005 compared to 0.27% as of September 30, 2004. Nonperforming assets as a percent of total assets were 0.13% as of September 30, 2005 compared to 0.23% as of September 30, 2004. The Company's ratio of loans and leases past due 30 days or more, including past due non-accrual loans and leases, to total loans and leases, was 0.38% at September 30, 2005 compared to 0.46% at September 30, 2004. The Company's annualized net charge-off ratio for the third quarter of 2005 was 0.20% compared to 0.10% for the third quarter of 2004. The Company's annualized net charge-off ratio for the first nine months of 2005 was 0.11% compared to 0.10% for the first nine months of 2004.
     Mr. Gleason stated, "Our third quarter asset quality ratios were outstanding. Our ratios of nonperforming assets as a percent of total assets, nonperforming loans and leases as a percent of total loans and leases and past due loans and leases as a percent of total loans and leases were the best we have achieved at the end of any quarter since becoming a public company in 1997. These record ratios reflect our significant emphasis on asset quality."
     The Company's allowance for loan and lease losses increased to $16.9 million at September 30, 2005, or 1.27% of total loans and leases, from $15.9 million, or 1.48% of total loans and leases, at September 30, 2004. The increase of $1.0 million in the allowance for loan and lease losses over the past twelve months is a result of the growth in the Company's loan and lease portfolio. As of September 30, 2005, the Company's allowance for loan and lease losses equaled 700% of its total nonperforming loans and leases.

     CONFERENCE CALL

     Management will conduct a conference call to review announcements made in this press release at 10:00 a.m. CDT (11:00 a.m. EDT) on Thursday, October 13, 2005. The call will be available live or in recorded version on the Company's website www.bankozarks.com under "Investor Relations" or interested parties calling from locations within the United States and Canada may call 1-800-990-4845 up to ten minutes prior to the beginning of the conference and ask for the Bank of the Ozarks conference call. A recorded playback of the entire call will be available on the Company's website or by telephone by calling 1-800-642-1687 in the United States and Canada or 706-645-9291 internationally. The passcode for this telephone playback is 1102387. The telephone playback will be available through October 31, 2005, and the website recording of the call will be available for 12 months.

     GENERAL

     This release contains forward looking statements regarding the Company's plans, expectations, goals and outlook for the future. Actual results may differ materially from those projected in such forward looking statements, due, among other things, to continued interest rate changes, competitive factors, general economic conditions and their effects on the creditworthiness of borrowers, collateral values and the value of securities, the ability to attract new deposits and loans, delays in identifying and acquiring satisfactory sites and opening new offices, delays in or inability to obtain required regulatory approvals, the ability to generate future revenue growth or to control future growth in non-interest expense, as well as other factors identified in this press release or in Management's Discussion and Analysis under the caption "Forward Looking Information" contained in the Company's 2004 Annual Report to Stockholders and the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
     Bank of the Ozarks, Inc. trades on the NASDAQ National Market under the symbol "OZRK". The Company owns a state-chartered subsidiary bank that conducts banking operations through 53 offices in 29 communities throughout northern, western and central Arkansas, three Texas banking offices, and loan production offices in Little Rock, Arkansas and Charlotte, North Carolina. The Company may be contacted at (501) 978-2265 or P.O. Box 8811, Little Rock, Arkansas 72231-8811. The Company's website is: www.bankozarks.com.


                       Bank of the Ozarks, Inc.
                 Selected Consolidated Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited

                                              Quarters Ended
                                               September 30,
                                      --------------------------------
                                         2005        2004     % Change
                                      ----------  ---------- ---------
Income statement data:
------------------------------------
 Net interest income                 $   17,460  $   15,908       9.8%
 Provision for loan and lease losses        800       1,040     (23.1)
 Non-interest income                      5,164       4,631      11.5
 Non-interest expense                    10,270       9,766       5.2
 Net income                               8,071       6,647      21.4

Common stock data:
------------------------------------
 Net income per share - diluted      $     0.48  $     0.40      20.0%
 Net income per share - basic              0.48        0.41      17.1
 Cash dividends per share                  0.10        0.08      25.0
 Book value per share                      8.59        7.01      22.5
 Diluted shares outstanding
  (thousands)                            16,780      16,641       0.8
 End of period shares outstanding
  (thousands)                            16,653      16,430       1.4

Balance sheet data at period end:
------------------------------------
 Total assets                        $2,019,711  $1,630,096      23.9%
 Total loans and leases               1,330,724   1,073,754      23.9
 Allowance for loan and lease losses     16,915      15,888       6.5
 Total investment securities            514,299     433,716      18.6
 Goodwill                                 5,243       5,243         -
 Other intangibles - net of
  amortization                            1,224       1,512     (19.0)
 Total deposits                       1,491,310   1,262,413      18.1
 Repurchase agreements with
  customers                              25,422      45,863     (44.6)
 Other borrowings                       307,567     157,103      95.8
 Subordinated debentures                 44,331      44,331         -
 Stockholders' equity                   143,082     115,225      24.2
 Loan and lease to deposit ratio          89.23%      85.06%

Selected ratios:
------------------------------------
 Return on average assets(a)               1.65%       1.66%
 Return on average stockholders'
  equity(a)                               22.62       23.89
 Average equity to total average
  assets                                   7.29        6.95
 Net interest margin - FTE(a)              4.19        4.47
 Overhead ratio(a)                         2.10        2.44
 Efficiency ratio                         43.02       46.14
 Allowance for loan and lease losses
  to total loans and leases                1.27        1.48
 Nonperforming loans and leases to
  total loans and leases                   0.18        0.27
 Nonperforming assets to total
  assets                                   0.13        0.23
 Net charge-offs to average loans
  and leases(a)                            0.20        0.10

Other information:
------------------------------------
 Non-accrual loans and leases        $    2,416  $    2,907
 Accruing loans and leases - 90 days
  past due                                    -           -
 ORE and repossessions                      271         882



                                             Nine Months Ended
                                               September 30,
                                      --------------------------------
                                         2005        2004     % Change
                                      ----------  ---------- ---------
Income statement data:
------------------------------------
 Net interest income                 $   50,731  $   44,548      13.9%
 Provision for loan and lease losses      1,800       2,830     (36.4)
 Non-interest income                     14,448      13,828       4.5
 Non-interest expense                    29,774      27,759       7.3
 Net income                              23,106      18,872      22.4

Common stock data:
------------------------------------
 Net income per share - diluted      $     1.38  $     1.14      21.1%
 Net income per share - basic              1.39        1.15      20.9
 Cash dividends per share                  0.27        0.22      22.7
 Book value per share                      8.59        7.01      22.5
 Diluted shares outstanding
  (thousands)                            16,759      16,614       0.9
 End of period shares outstanding
  (thousands)                            16,653      16,430       1.4

Balance sheet data at period end:
------------------------------------
 Total assets                        $2,019,711  $1,630,096      23.9%
 Total loans and leases               1,330,724   1,073,754      23.9
 Allowance for loan and lease losses     16,915      15,888       6.5
 Total investment securities            514,299     433,716      18.6
 Goodwill                                 5,243       5,243         -
 Other intangibles - net of
  amortization                            1,224       1,512     (19.0)
 Total deposits                       1,491,310   1,262,413      18.1
 Repurchase agreements with
  customers                              25,422      45,863     (44.6)
 Other borrowings                       307,567     157,103      95.8
 Subordinated debentures                 44,331      44,331         -
 Stockholders' equity                   143,082     115,225      24.2
 Loan and lease to deposit ratio          89.23%      85.06%

Selected ratios:
------------------------------------
 Return on average assets(a)               1.66%       1.68%
 Return on average stockholders'
  equity(a)                               22.93       23.98
 Average equity to total average
  assets                                   7.25        6.99
 Net interest margin - FTE(a)              4.24        4.46
 Overhead ratio(a)                         2.14        2.47
 Efficiency ratio                         43.60       46.13
 Allowance for loan and lease losses
  to total loans and leases                1.27        1.48
 Nonperforming loans and leases to
  total loans and leases                   0.18        0.27
 Nonperforming assets to total
  assets                                   0.13        0.23
 Net charge-offs to average loans
  and leases(a)                            0.11        0.10

Other information:
------------------------------------
 Non-accrual loans and leases        $    2,416  $    2,907
 Accruing loans and leases - 90 days
  past due                                    -           -
 ORE and repossessions                      271         882


(a) Ratios annualized based on actual days



                       Bank of the Ozarks, Inc.
                 Supplemental Quarterly Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited


                               12/31/03   3/31/04   6/30/04   9/30/04
                               ---------  --------  --------  --------
Earnings Summary:
------------------------------
 Net interest income          $  13,469  $ 13,919  $ 14,721  $ 15,908
 Federal tax (FTE) adjustment       479       591       582       625
                               ---------  --------  --------  --------
 Net interest income (FTE)       13,948    14,510    15,303    16,533
 Loan and lease loss provision     (970)     (745)   (1,045)   (1,040)
 Non-interest income              4,128     3,993     5,204     4,631
 Non-interest expense            (8,855)   (8,384)   (9,610)   (9,766)
                               ---------  --------  --------  --------
 Pretax income (FTE)              8,251     9,374     9,852    10,358
 FTE adjustment                    (479)     (591)     (582)     (625)
 Provision for taxes             (2,160)   (2,818)   (3,010)   (3,086)
                               ---------  --------  --------  --------
   Net income                 $   5,612  $  5,965  $  6,260  $  6,647
                               =========  ========  ========  ========

 Earnings per share - diluted $    0.34  $   0.36  $   0.38  $   0.40

Non-interest Income:
------------------------------
 Trust income                 $     523  $    301  $    358  $    390
 Service charges on deposit
  accounts                        2,063     2,107     2,441     2,520
 Mortgage lending income            922       815       985       863
 Gain (loss) on sales of
  assets                              8       100        20       108
 Security gains (losses)             11         -       752        22
 Bank owned life insurance
  income                            258       253       254       258
 Other                              343       417       394       470
                               ---------  --------  --------  --------
   Total non-interest income  $   4,128  $  3,993  $  5,204  $  4,631

Non-interest Expense:
------------------------------
 Salaries and employee
  benefits                    $   4,697  $  4,901  $  5,023  $  5,550
 Net occupancy expense            1,152     1,213     1,254     1,286
 Write-off of deferred debt
  costs                               -         -       852         -
 Other operating expenses         2,944     2,208     2,416     2,865
 Amortization of intangibles         62        62        65        65
                               ---------  --------  --------  --------
   Total non-interest expense $   8,855  $  8,384  $  9,610  $  9,766

Allowance for Loan and Lease
 Losses:
------------------------------
 Balance beginning of period  $  13,100  $ 13,820  $ 14,460  $ 15,113
 Net charge-offs                   (250)     (105)     (392)     (265)
 Loan and lease loss provision      970       745     1,045     1,040
                               ---------  --------  --------  --------
   Balance at end of period   $  13,820  $ 14,460  $ 15,113  $ 15,888

Selected Ratios:
------------------------------
 Net interest margin - FTE(b)      4.45%     4.48%     4.43%     4.47%
 Overhead expense ratio(b)         2.61      2.39      2.57      2.44
 Efficiency ratio                 48.99     45.31     46.86     46.14
 Nonperforming loans and
  leases/total loans and
  leases                           0.47      0.36      0.25      0.27
 Nonperforming assets/total
  assets                           0.36      0.28      0.21      0.23
 Loans and leases past due 30
  days or more, including past
  due non-accrual loans and
  leases, to total loans and
  leases                           0.77      0.46      0.44      0.46



                               12/31/04   3/31/05   6/30/05   9/30/05
                               ---------  --------  --------  --------
Earnings Summary:
-----------------------------
 Net interest income          $  16,075  $ 16,459  $ 16,811  $ 17,460
 Federal tax (FTE) adjustment       702       767     1,095     1,247
                               ---------  --------  --------  --------
 Net interest income (FTE)       16,777    17,226    17,906    18,707
 Loan and lease loss
  provision                        (500)     (500)     (500)     (800)
 Non-interest income              4,397     4,371     4,913     5,164
 Non-interest expense            (9,845)   (9,495)  (10,008)  (10,270)
                               ---------  --------  --------  --------
 Pretax income (FTE)             10,829    11,602    12,311    12,801
 FTE adjustment                    (702)     (767)   (1,095)   (1,247)
 Provision for taxes             (3,116)   (3,513)   (3,503)   (3,483)
                               ---------  --------  --------  --------
   Net income                 $   7,011  $  7,322  $  7,713  $  8,071
                               =========  ========  ========  ========

 Earnings per share - diluted $    0.42  $   0.44  $   0.46  $   0.48

Non-interest Income:
-----------------------------
 Trust income                 $     427  $    389  $    394  $    448
 Service charges on deposit
  accounts                        2,411     2,204     2,564     2,570
 Mortgage lending income            629       671       712       888
 Gain (loss) on sales of
  assets                             13       131       335        33
 Security gains (losses)              -         -         -       211
 Bank owned life insurance
  income                            448       449       455       465
 Other                              469       527       453       549
                               ---------  --------  --------  --------
   Total non-interest income  $   4,397  $  4,371  $  4,913  $  5,164

Non-interest Expense:
-----------------------------
 Salaries and employee
  benefits                    $   5,358  $  5,445  $  5,866  $  6,221
 Net occupancy expense            1,436     1,447     1,502     1,632
 Write-off of deferred debt
  costs                               -         -         -         -
 Other operating expenses         2,985     2,538     2,574     2,351
 Amortization of intangibles         66        65        66        66
                               ---------  --------  --------  --------
   Total non-interest expense $   9,845  $  9,495  $ 10,008  $ 10,270

Allowance for Loan and Lease
 Losses:
-----------------------------
 Balance beginning of period  $  15,888  $ 16,133  $ 16,437  $ 16,745
 Net charge-offs                   (255)     (196)     (192)     (630)
 Loan and lease loss
  provision                         500       500       500       800
                               ---------  --------  --------  --------
   Balance at end of period   $  16,133  $ 16,437  $ 16,745  $ 16,915

Selected Ratios:
-----------------------------
 Net interest margin - FTE(b)      4.34%     4.33%     4.22%     4.19%
 Overhead expense ratio(b)         2.33      2.18      2.15      2.10
 Efficiency ratio                 46.50     43.96     43.86     43.02
 Nonperforming loans and
  leases/total loans and
  leases                           0.57      0.36      0.26      0.18
 Nonperforming assets/total
  assets                           0.39      0.39      0.21      0.13
 Loans and leases past due 30
  days or more, including
  past due non-accrual loans
  and leases, to total loans
  and leases                       0.76      0.49      0.45      0.38

(b)  Annualized




                       Bank of the Ozarks, Inc.
     Average Consolidated Balance Sheet and Net Interest Analysis
                        (Dollars in Thousands)
                               Unaudited

                                                  Quarter Ended
                                               September 30, 2005
                                           ---------------------------
                                             Average   Income/  Yield/
                                             Balance   Expense   Rate
                                           ----------- -------- ------
   ASSETS
Earnings assets:
 Interest earning deposits and federal
  funds sold                               $      326  $     2   1.99%
 Investment securities:
  Taxable                                     303,997    4,026   5.25
  Tax-exempt - FTE                            203,209    3,491   6.82
 Loans and leases - FTE                     1,265,588   22,951   7.19
                                            ----------  -------
    Total earnings assets                   1,773,120   30,470   6.82
Non-earning assets                            167,897
                                            ----------
    Total assets                           $1,941,017
                                            ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction  $  465,150    1,789  1.53%
  Time deposits of $100,000 or more            543,546    4,334  3.16
  Other time deposits                          308,377    2,181  2.81
                                             ----------  -------
    Total interest bearing deposits          1,317,073    8,304  2.50
 Repurchase agreements with customers           23,139       97  1.66
 Other borrowings                              266,490    2,661  3.96
 Subordinated debentures                        44,331      701  6.27
                                             ----------  -------
    Total interest bearing liabilities       1,651,033   11,763  2.83
Non-interest bearing liabilities:
 Non-interest bearing deposits                 138,914
 Other non-interest bearing liabilities          9,522
                                             ----------
    Total liabilities                        1,799,469
Stockholders' equity                           141,548
                                             ----------
    Total liabilities and stockholders'
     equity                                 $1,941,017
                                             ==========
Interest rate spread - FTE                                       3.99%

                                                         -------
Net interest income - FTE                               $18,707
                                                         =======
Net interest margin - FTE                                        4.19%


                                                Nine Months Ended
                                               September 30, 2005
                                           ---------------------------
                                             Average   Income/  Yield/
                                             Balance   Expense   Rate
                                           ----------- -------- ------
   ASSETS
Earnings assets:
 Interest earning deposits and federal
  funds sold                               $      367  $     9   3.45%
 Investment securities:
  Taxable                                     317,135   12,644   5.33
  Tax-exempt - FTE                            168,518    8,671   6.88
 Loans and leases - FTE                     1,210,096   62,619   6.92
                                            ----------  -------
    Total earnings assets                   1,696,116   83,943   6.62
Non-earning assets                            162,029
                                            ----------
    Total assets                           $1,858,145
                                            ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction $  456,076  $ 4,757   1.39%
  Time deposits of $100,000 or more           528,918   10,999   2.78
  Other time deposits                         294,793    5,638   2.56
                                            ----------  -------
    Total interest bearing deposits         1,279,787   21,394   2.24
 Repurchase agreements with customers          26,689      310   1.55
 Other borrowings                             230,219    6,471   3.76
 Subordinated debentures                       44,331    1,929   5.82
                                            ----------  -------
    Total interest bearing liabilities      1,581,026   30,104   2.55
Non-interest bearing liabilities:
 Non-interest bearing deposits                135,708
 Other non-interest bearing liabilities         6,696
                                            ----------
    Total liabilities                       1,723,430
Stockholders' equity                          134,715
                                            ----------
    Total liabilities and stockholders'
     equity                                $1,858,145
                                            ==========
Interest rate spread - FTE                                       4.07%

                                                        -------
Net interest income - FTE                              $53,839
                                                        =======
Net interest margin - FTE                                        4.24%

     CONTACT: Bank of the Ozarks Inc., Little Rock
              Susan Blair, 501-978-2217